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                             AGREEMENT AND PLAN OF MERGER

                        DATED AS OF THE 15TH DAY OF MARCH 1997

                                    BY AND BETWEEN

                                     MONARCH BANK

                                         AND

                         NATIONAL BANK OF SOUTHERN CALIFORNIA




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                               TABLE OF CONTENTS

                                                                         PAGE

                                    RECITALS

                             ARTICLE I.  THE MERGER

SECTION 1.1.  Structure of the Merger.................................... 2
SECTION 1.2.  Effect on Outstanding Shares............................... 3
SECTION 1.3.  Assumption of Liabilities.................................. 3
SECTION 1.4.  Capital Structure of Surviving
              Association................................................ 3

                    ARTICLE II.  CONDUCT PENDING THE MERGER

SECTION 2.1.  Conduct Pending the Merger................................. 4

                   ARTICLE III.  REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  Representations and Warranties
              of NBSC ................................................... 4
SECTION 3.2.  Representations and Warranties
              of Monarch ................................................ 4

                             ARTICLE IV.  COVENANTS

SECTION 4.1.  Certain Filings, Consents and
              Arrangements............................................... 4
SECTION 4.2.  Additional Agreements...................................... 4
SECTION 4.3.  Tax-Free Reorganization Treatment.......................... 5
SECTION 4.4.  Directors; Resignations.................................... 5

                     ARTICLE V.  CONDITIONS TO CONSUMMATION

SECTION 5.1.  Conditions to All Parties'
              Obligations ............................................... 5

                            ARTICLE VI.  TERMINATION

SECTION 6.1.  Termination................................................ 5
SECTION 6.2.  Effect of Termination...................................... 6

 ARTICLE VII.  EFFECTIVE DATE AND EFFECTIVE TIME

SECTION 7.1.  Effective Date and Effective Time.......................... 6

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                                                                         PAGE

                          ARTICLE VIII.  OTHER MATTERS

SECTION 8.1.  Survival................................................... 6
SECTION 8.2.  Waiver..................................................... 6
SECTION 8.3.  Counterparts............................................... 7
SECTION 8.4.  Governing Law.............................................. 7
SECTION 8.5.  WAIVER OF JURY TRIAL....................................... 7
SECTION 8.6.  Expenses................................................... 7
SECTION 8.7.  Notices.................................................... 7
SECTION 8.8.  Entire Agreement; Etc...................................... 8
SECTION 8.9.  Assignment................................................. 8

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                                INDEX OF DEFINED TERMS


                                                                         PAGE

CCB....................................................................... 1
Code...................................................................... 2
Effective Date............................................................ 6
Effective Time............................................................ 6
MB........................................................................ 1
Merger.................................................................... 2
Monarch................................................................... 1
Monarch Common Stock...................................................... 1
Monarch Rights............................................................ 1
NBSC...................................................................... 1
NBSC Common Stock......................................................... 1
Parent Merger............................................................. 2
Parent Plan............................................................... 2
Person.................................................................... 1
Plan...................................................................... 1
Surviving Association..................................................... 2
U.S. Banking Law.......................................................... 2

         AGREEMENT AND PLAN OF MERGER, dated as of the 15th day of March, 1997 (this "Plan"), by and between Monarch Bank, a California banking corporation ("Monarch"), and National Bank of Southern California, a national banking association ("NBSC").


                                      RECITALS:

         A. MONARCH. Monarch is a banking corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with its principal executive offices located in Laguna Niguel, California. As of the date hereof, Monarch has (i) 1,000,000 authorized shares of common stock, no par value ("Monarch Common Stock"), of which no more than 391,743 shares were outstanding as of the date hereof and (ii) no other class of capital stock authorized. All of the outstanding shares of capital stock of Monarch are owned by Monarch Bancorp, a California corporation ("MBC").

         B. MONARCH RIGHTS, ETC. Monarch does not have any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any individual, corporation, partnership, association, trust or unincorporated organization (hereinafter "Person") any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock.

         C. NBSC. NBSC is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States of America, with its principal executive offices located in Newport Beach, California. As of the date hereof, NBSC has (i) 562,500 authorized shares of common stock, $5.00 par value ("NBSC Common Stock"), of which no more than 450,000 shares were outstanding as of the date hereof and (ii) no other class of capital stock authorized. All of the outstanding shares of capital stock of NBSC are owned by California Commercial Bankshares, a California corporation ("CCB").

         D. NBSC RIGHTS, ETC. NBSC does not have any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any Person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock.

         E. APPROVALS. The respective Boards of Directors have, or will have prior to the Effective Time, duly approved this Plan and have, or will have prior to the Effective Time, duly authorized its execution and delivery, and the sole shareholder of Monarch and the sole shareholder of NBSC have, or will have prior to the Effective Time, approved the terms of this Plan. Accordingly, no dissenters' rights will be exercised by the sole shareholder of either Monarch or NBSC.

         F. INTENTION OF THE PARTIES. It is the intention of the parties to this Plan that (a) the consummation of the Merger (as hereinafter defined) is conditioned upon and will occur concurrently with or immediately after the merger of CCB with and into MBC pursuant to the Agreement and Plan of Merger, dated as of December 19, 1996 (the "Parent Plan"), between MBC and CCB (the "Parent Merger") and (b) the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         G. CAPITAL AND SURPLUS. Monarch has capital surplus of $4,255,000 and undivided profits, including capital reserves, of $(590,000) as of December 31, 1996. NBSC has capital surplus of $12,551,000 and undivided profits, including capital reserves, of $10,002,000 as of December 31, 1996.

         In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


                                ARTICLE I.  THE MERGER

         SECTION 1.1. STRUCTURE OF THE MERGER. On the Effective Date (as defined in Section 7.1 hereof), Monarch will merge (the "Merger") with and into NBSC, with NBSC being the surviving association (the "Surviving Association"), pursuant to the provisions of, and with the effect provided in, the California Financial Code and General Corporation Law and the National Bank Act (the "U.S. Banking Law"). The corporate existence of Monarch and NBSC shall be merged into and continued in the Surviving Association and the Surviving Association shall be deemed to be the same corporation as Monarch and NBSC. All rights, franchises, and interests of Monarch and NBSC in and to every type of property (real, personal or mixed) and choses in action shall be transferred to and vested in the Surviving

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Association by virtue of the Merger and without any deed or other transfer.  The
Surviving Association, upon the Merger, and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests in any fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Monarch or NBSC at the time of the Merger. At the Effective Time (as defined in Section 7.1 hereof), the articles of association, organization certificate, bylaws, charter and certificate of authority to commence banking of the Surviving Association shall be the articles of association, organization certificate, bylaws, charter and certificate of authority to commence banking of NBSC immediately prior to the Effective Time.

         SECTION 1.2. EFFECT ON OUTSTANDING SHARES. (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, every nine shares of Monarch Common Stock issued and outstanding at the Effective Time shall become and be converted, automatically and without any action on the part of the holder thereof, into one share of NBSC Common Stock with no consideration being issued in lieu of fractional shares.

         (b) At the Effective Time, the issued and outstanding shares of NBSC Common Stock, including shares issued pursuant to Section 1.2(a) hereof, shall constitute all of the issued and outstanding shares of capital stock of the Surviving Association.

         SECTION 1.3. ASSUMPTION OF LIABILITIES. The Surviving Association shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of a trust department, of both Monarch and NBSC existing as of the Effective Time.

         SECTION 1.4. CAPITAL STRUCTURE OF SURVIVING ASSOCIATION. The amount of capital of the Surviving Association shall be $5,051,000 divided into 493,527 shares of common stock, each of $5.00 par value, and at the Effective Time, the Surviving Association shall have a surplus of $16,806,000 and undivided profits of $9,412,000, including capital reserves, which will be equal to the combined capital structures of Monarch and NBSC set forth in the Recitals, adjusted, however, for normal earnings and expenses between December 31, 1996 and the Effective Time.

                       ARTICLE II.  CONDUCT PENDING THE MERGER

         SECTION 2.1. CONDUCT PENDING THE MERGER. Except as expressly provided in this Plan or in the Parent Plan, during the period from the date of this Plan to the Effective Time, each of Monarch and NBSC shall comply with the provisions of Article II of the Parent Plan, which Article is incorporated herein by this reference, to the extent applicable.


                     ARTICLE III.  REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF NBSC. NBSC represents and warrants to Monarch that the Recitals of this Plan with respect to NBSC are true and correct.

         SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF MONARCH. Monarch represents and warrants to NBSC that the Recitals of this Plan with respect to Monarch are true and correct.


                             ARTICLE IV.  COVENANTS

         SECTION 4.1. CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. Monarch and NBSC shall (a) as soon as practicable make any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby and use their reasonable best efforts to cause the applications for the approvals described in Section 5.1(b) of the Parent Plan to be initially filed on or before February 15, 1997; (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers; and (c) deliver to the other copies of the publicly available portions of all such filings and applications promptly after they are filed.

         SECTION 4.2. ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan as soon as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

         SECTION 4.3. TAX-FREE REORGANIZATION TREATMENT. Neither Monarch nor NBSC shall take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code.

         SECTION 4.4. DIRECTORS; RESIGNATIONS. The parties agree that the directors of NBSC immediately prior to the Effective Time shall continue to be the directors of the Surviving Association at and after the Effective Time. Monarch shall cause to be delivered to NBSC at the Effective Time the resignations of the members of its Board of Directors.


                        ARTICLE V.  CONDITIONS TO CONSUMMATION

         SECTION 5.1. CONDITIONS TO ALL PARTIES' OBLIGATIONS. The respective obligations of Monarch and NBSC to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the condition that all conditions contained in Article V of the Parent Plan have been satisfied or waived, which Article V is incorporated herein by this reference, and that the Parent Merger shall have been consummated.


                               ARTICLE VI.  TERMINATION

         SECTION 6.1. TERMINATION. This Plan shall terminate, and the Merger shall be abandoned, prior to the Effective Date, upon the termination of the Parent Plan pursuant to Article VI thereof. This Plan may be terminated, and the Merger abandoned, prior to the Effective Date, by Monarch or NBSC, upon written notice to the other party, if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the Merger or any transaction necessary to consummate the

Merger shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the Merger or any transaction necessary to consummate the Merger.

         SECTION 6.2. EFFECT OF TERMINATION. In the event of the termination of this Plan as provided above, this Plan shall thereafter become void and, subject to the provisions of Section 8.1 hereof, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Plan or the Parent Plan.


                   ARTICLE VII.  EFFECTIVE DATE AND EFFECTIVE TIME

         SECTION 7.1. EFFECTIVE DATE AND EFFECTIVE TIME. Upon the satisfaction or waiver of all conditions to the consummation of the Merger, all documents required to effect the Merger shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing. The date of such filing is herein called the "Effective Date." The "Effective Time" of the Merger shall be the time of such filing.


                             ARTICLE VIII.  OTHER MATTERS

         SECTION 8.1. SURVIVAL. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Plan and shall not survive the Effective Time. If the Plan shall be terminated, the agreements of the parties in Section 6.2, this Section 8.1, Section 8.5 and
Section 8.6 hereof shall survive such termination.

         SECTION 8.2. WAIVER. Prior to the Effective Time, any provision of this Plan may be: (i) waived by the party benefitted by the provision; or
(ii)amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective Boards of Directors.

         SECTION 8.3. COUNTERPARTS. This Plan may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         SECTION 8.4. GOVERNING LAW. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of California, and to the extent applicable, federal law.

         SECTION 8.5. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS PLAN OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 8.6. EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby.

         SECTION 8.7. NOTICES. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

         If to NBSC, to:

              National Bank of Southern California
              4100 Newport Place
              Newport Beach, CA 92660
              Telecopier:  (714) 863-2336
              Attention:   Mark H.  Stuenkel

              With copies to:

              O'Melveny & Myers LLP
              400 South Hope Street
              Los Angeles, CA 90071
              Telecopier:  (213) 669-6407
              Attention:   Frances E. Lossing

              And

              The Findley Group
              1470 North Hundley Street
              Anaheim, CA 92806-1322
              Telecopier:  (714) 630-7910
              Attention:   Gary Steven Findley

         If to Monarch, to:

              Monarch Bank
              1251 Westwood Blvd.
              Los Angeles, CA 90024
              Telecopier:  (310) 477-8611
              Attention:   Arnold C. Hahn

              With copies to:

              Sullivan & Cromwell
              444 South Flower Street
              Los Angeles, California  90071
              Telecopier:  (212) 683-0458
              Attention:  Stanley F. Farrar

         SECTION 8.8. ENTIRE AGREEMENT; ETC. This Plan represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Plan is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Plan.

         SECTION 8.9. ASSIGNMENT. This Plan may not be assigned by any party hereto without the written consent of the other parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                        MONARCH BANK


                        By:
                           -----------------------------
                           Name:
                           Title:

                        NATIONAL BANK OF SOUTHERN CALIFORNIA



                        By:
                           ------------------------------
                           Name:
                           Title:

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         The Directors of Monarch Bank, by signing below, acknowledge that they have approved the foregoing Merger Agreement and the transactions contemplated thereby.


                        By:
                           ------------------------------
                           Name:
                           Title: Director


                        By:
                           ------------------------------
                           Name:
                           Title: Director


                        By:
                           ------------------------------
                           Name:
                           Title: Director


                        By:
                           ------------------------------
                           Name:
                           Title: Director


                        By:
                           ------------------------------
                           Name:
                           Title: Director


                        By:
                           ------------------------------
                           Name:
                           Title: Director


                        By:
                           ------------------------------
                           Name:
                           Title: Director


                        By:
                           ------------------------------
                           Name:
                           Title: Director


                        By:
                           ------------------------------
                           Name:
                           Title: Director

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         The Directors of National Bank of Southern California, by signing below, acknowledge that they have approved the foregoing Merger Agreement and the transactions contemplated thereby.


                        By:
                           ------------------------------
                           Name:
                           Title: Director

                        By:
                           ------------------------------
                           Name:
                           Title: Director


                        By:
                           ------------------------------
                           Name:
                           Title: Director


                        By:
                           ------------------------------
                           Name:
                           Title: Director


                        By:
                           ------------------------------
                           Name:
                           Title: Director


                        By:
                           ------------------------------
                           Name:
                           Title: Director


                        By:
                           ------------------------------
                           Name:
                           Title: Director